EXHIBIT 99.1
RELIANCE BANCORP, INC.
585 STEWART AVENUE                                (516) 222-9300
GARDEN CITY, NY 11530                     FAX:    (516) 222-4559

                                                            NEWS RELEASE
FOR IMMEDIATE RELEASE:         October 21, 1999
                               For Information Contact:
                               Paul D. Hagan
                               Senior Vice President and CFO
                               (516) 222-9308 extension 215


                  RELIANCE BANCORP, INC. REPORTS FIRST QUARTER
                            FISCAL YEAR 2000 RESULTS


Garden City, New York, October 21, 1999

Reliance Bancorp, Inc. (NASDAQ/NMS:RELY), the holding company for Reliance Federal Savings Bank, today reported net income of $5.4 million for the quarter ended September 30, 1999, an increase of $611,000 or 12.8%, from $4.8 million for the prior year quarter ended September 30, 1998. On a diluted earnings per share basis, earnings rose 24.0% to $0.62 for the quarter ended September 30, 1999 from $0.50 for the prior year quarter ended September 30, 1998. Return on average tangible equity increased 13.4% to 16.67% for the quarter ended September 30, 1999 from 14.70% for the quarter ended September 30, 1998.

Cash earnings for the quarter ended September 30, 1999 were $7.1 million, an increase of $473,000, or 7.1%, from $6.6 million recorded in the prior year quarter. On a diluted cash earnings per share basis, earnings rose 17.1% to $0.82 per diluted cash earnings per share from $0.70 recorded in the prior year quarter. The Company's cash earnings are determined by adding back to reported earnings the non-cash expenses related to the allocation of ESOP ("Employee Stock Ownership Plan") stock and the earned portion of RRP ("Recognition and Retention Plan") stock, net of associated tax benefits, and amortization of excess of cost over fair value of net assets acquired ("goodwill").

As of September 30, 1999, total assets were $2.5 billion, deposits were $1.6 billion and total stockholders' equity was $171.7 million. At September 30, 1999, the Company had 8,589,490 common shares outstanding with a tangible book value per common share of $13.79.

On September 22, 1999, the Board of Directors declared a regular cash dividend of $0.21 per common share for the quarter ending September 30, 1999. The dividend was paid on October 15, 1999 to stockholders of record on October 1, 1999.

On August 30, 1999, the Company and North Fork Bancorporation Inc. jointly announced that they have signed a definitive merger agreement whereby North Fork Bancorporation, Inc. would acquire Reliance Bancorp, Inc. in a stock-for-stock merger valued at approximately $352 million. Each share of Reliance will be converted into a fixed exchange ratio of 2 shares of North Fork common stock.



                                                    Page 1 of 7

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                                Quarterly Results


Net income was $5.4 million for the quarter ended September 30, 1999, which represents an annualized return on average assets and average tangible equity of 0.87% and 16.67%, respectively. Net interest income increased to $17.4 million for the quarter ended September 30, 1999, an increase of $246,000, or 1.4%, from $17.2 million for the quarter ended September 30, 1998. The higher net interest income is due to an increase in the net interest spread from 2.62% to 2.70% and the net interest margin from 2.92% to 2.97%, respectively, for the quarters ended September 30, 1998 and 1999. For the quarter ended September 30, 1999, the yield on interest-earning assets was 7.03% and the cost of interest-bearing liabilities was 4.33% as compared to 7.28% and 4.66%, respectively, for the quarter ended September 30, 1998.

Non-interest income increased $567,000, or 30.3%, to $2.4 million in the quarter ended September 30, 1999 from $1.9 million in the prior year quarter. The increase is mainly the result of additional fee income from annuity sales, ATM transactions, money center fees, loan servicing fees and loan prepayment penalties.

Non-performing assets

Non-performing loans totaled $7.6 million, or 0.75% of total loans at September 30, 1999 as compared to $6.6 million, or 0.67% of total loans, at June 30, 1999. Non-performing loans at September 30, 1999 were comprised of $3.7 million of loans secured by one- to four-family residences, $2.8 million of commercial real estate loans, $815,000 of commercial loans and $254,000 of guaranteed student and other loans.

For the quarter ended September 30, 1999, the Company had no provision for loan losses. The Company's allowance for loan losses totalled $9.1 million at September 30, 1999 which represents a ratio of allowance for loan losses to non-performing loans and to total loans of 119.42% and 0.90% at September 30, 1999 compared to 139.08% and 0.93% at June 30, 1999, respectively. Management believes the allowance for loan losses at June 30, 1999 is adequate and sufficient reserves are presently maintained to cover losses on non-performing loans. Net charge-offs were $52,000 for the quarter ended September 30, 1999.

Reliance Bancorp, Inc. and Reliance Federal Savings Bank are headquartered in Garden City, New York. Reliance Federal is a community bank specializing in providing deposit and credit services for its consumer and commercial customers. Reliance Federal Savings Bank serves its customers from 29 banking offices located in the New York counties of Queens, Nassau and Suffolk. Additional information on the Company and Bank can be found on our Internet web site at www.reliance-federal.com.

This release may contain certain forward-looking statements and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.







                                                    Page 2 of 7

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



                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                       Consolidated Statements of Condition
                                                    (Unaudited)
                              (Dollars in thousands, except share and per share data)

                                                                                         September 30,      June 30,
                                                                                             1999             1999
                                                                                             ----             ----
Assets
Cash and due from banks...........................................................       $  29,623        $ 33,255
Debt and equity securities available-for-sale.....................................         123,877         122,168
Debt and equity securities held-to-maturity (with estimated
   market values of $48,702 and $28,840, respectively)............................          48,835          28,835
Mortgage-backed securities available-for-sale.....................................         889,004         935,038
Mortgage-backed securities held-to-maturity (with estimated
   market values of $256,806 and $252,233, respectively)..........................         260,844         255,917
Loans receivable:
     Mortgage loans...............................................................         824,835         810,894
     Commercial loans.............................................................          50,540          44,949
     Consumer and other loans.....................................................         132,219         127,350
       Less allowance for loan losses.............................................          (9,068)         (9,120)
                                                                                           --------        --------
             Loans receivable, net................................................         998,526         974,073
Accrued interest receivable, net..................................................          14,148          13,095
Office properties and equipment, net..............................................          17,779          16,368
Prepaid expenses and other assets.................................................          41,135          16,960
Mortgage servicing rights.........................................................           1,389           1,514
Excess of cost over fair value of net assets acquired.............................          53,232          54,373
Real estate owned, net............................................................             507             177
                                                                                            ------         -------
             Total assets.........................................................     $ 2,478,899     $ 2,451,773
                                                                                         =========       =========

Liabilities and Stockholders' Equity
Deposits..........................................................................     $ 1,555,159     $ 1,549,419
Borrowed Funds....................................................................         711,989         702,434
Advance payments by borrowers for taxes and insurance.............................          12,693           6,399
Accrued expenses and other liabilities............................................          27,356          21,854
                                                                                          --------        --------
             Total liabilities....................................................       2,307,197       2,280,106
                                                                                         ---------       ---------

Commitments Stockholders' Equity
Preferred Stock, $.01 par value, 4,000,000 shares
  authorized; none issued.........................................................              --              --
Common stock, $.01 par value, 20,000,000 shares
  authorized; 10,750,820 shares issued; 8,589,490 and 8,586,210
    outstanding, respectively.....................................................             108             108
Additional paid-in capital........................................................         121,309         121,037
Retained earnings, substantially restricted.......................................         119,607         115,976
Accumulated other comprehensive income:
   Net unrealized depreciation on securities
    available-for-sale, net of taxes..............................................         (14,654)        (10,546)
Less:
Unallocated common stock held by ESOP.............................................          (3,519)         (3,726)
Unearned common stock held by RRP.................................................             (23)            (66)
Common stock held by SERP (at cost)...............................................            (551)           (550)
Treasury stock, at cost (2,161,330 and 2,164,610 shares, respectively)............         (50,575)        (50,566)
                                                                                           --------        --------
     Total stockholders' equity...................................................         171,702         171,667
                                                                                           -------         -------
            Total liabilities and stockholders' equity............................     $ 2,478,899     $ 2,451,773
                                                                                         =========       =========


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                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                         Consolidated Statements of Income
                                                    (Unaudited)
                                       (In thousands, except per share data)

                                                                                              Three Months Ended
                                                                                                 September 30,
                                                                                              ------------------
                                                                                              1999          1998
                                                                                              ----          ----
Interest income:
   First mortgage loans...........................................................         $ 15,814       $ 15,718
   Commercial loans...............................................................            1,123          1,392
   Consumer and other loans.......................................................            2,644          2,925
   Mortgage-backed securities.....................................................           18,803         19,724
   Money market investments.......................................................               35            163
   Debt and equity securities.....................................................            2,903          2,946
                                                                                             ------        -------
      Total interest income.......................................................           41,322         42,868
                                                                                             ------         ------

Interest expense:
   Deposits.......................................................................           13,880         16,635
   Borrowed funds.................................................................            9,993          9,030
                                                                                             ------         ------
      Total interest expense......................................................           23,873         25,665
                                                                                             ------         ------
      Net interest income before provision for loan losses........................           17,449         17,203
   Provision for loan losses......................................................               --            150
                                                                                             ------         ------
      Net interest income after provision for loan losses.........................           17,449         17,053
                                                                                             ------         ------

Non-interest income:
   Loan fees and service charges..................................................              443            160
   Other operating income.........................................................            1,272          1,013
   Income from Money Centers......................................................              723            632
   Net gain on securities.........................................................               --             66
                                                                                              -----          -----
      Total non-interest income...................................................            2,438          1,871
                                                                                              -----          -----

Non-interest expense:
   Compensation and benefits......................................................            5,267          5,286
   Occupancy and equipment........................................................            1,697          1,775
   Federal deposit insurance premiums.............................................              230            228
   Advertising....................................................................              217            268
   Other operating expenses.......................................................            1,868          1,570
                                                                                             ------         ------
      Total general and administrative expenses...................................            9,279          9,127
   Real estate operations, net....................................................               55             87
   Amortization of excess of cost over fair value of net assets acquired..........            1,141          1,140
                                                                                             ------         ------
   Total non-interest expense.....................................................           10,475         10,354
                                                                                             ------         ------

Income before income taxes........................................................            9,412          8,570
Income tax expense ...............................................................            4,030          3,799
                                                                                             ------          -----

Net income........................................................................          $ 5,382        $ 4,771
                                                                                              =====          =====

Net income per common share:
                 Basic............................................................           $ 0.65         $ 0.53
                                                                                               ====           ====
                 Diluted..........................................................           $ 0.62         $ 0.50
                                                                                               ====           ====





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                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                             Selected Financial Ratios
                                                    (Unaudited)

                                                                                                At or for the
                                                                                              Three Months Ended
                                                                                                 September 30,
                                                                                              --------------------
                                                                                              1999            1998
                                                                                              ----            ----
Performance ratios:
Return on average assets..........................................................            0.87%           0.77%
Cash return on average assets.....................................................            1.15%           1.07%
Return on average equity (2)......................................................           11.76%          10.13%
Cash return on average equity (2).................................................           15.54%          14.10%
Return on average tangible equity (2).............................................           16.67%          14.70%
Average equity  to average assets.................................................            6.81%           7.74%
Equity to total assets............................................................            6.93%           7.44%
Tangible equity to tangible assets................................................            4.88%           5.25%
Core deposits to total deposits...................................................           39.42%          35.89%
Net interest spread...............................................................            2.70%           2.62%
Net interest margin...............................................................            2.97%           2.92%
General and administrative expenses to average assets.............................            1.50%           1.47%
Cash general and administrative expenses to average assets........................            1.39%           1.32%
Operating income to average assets (1)............................................            0.39%           0.29%
Average interest-earning assets to average interest-bearing liabilities...........            1.07X           1.07X
Cash net income per diluted common share..........................................          $0.82           $0.70


                                                                                            At                  At
                                                                                       September 30,         June 30,
                                                                                           1999                1999
                                                                                           ----                ----
Assets quality ratios:
Non-performing loans to total loans...............................................          0.75%             0.67%
Non-performing loans to total assets..............................................          0.31%             0.27%
Non-performing assets to total assets.............................................          0.33%             0.27%
Allowance for loan losses to total loans..........................................          0.90%             0.93%
Allowance for loan losses to non-performing loans.................................        119.42%           139.08%


(1) Operating income represents non-interest income less (plus) net gain (loss) on securities.

(2) For purposes of these calculations, average equity and average tangible equity exclude the effect of changes in the net unrealized appreciation (depreciation) on securities available for sale, net of taxes.

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